UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2004

SEMOTUS SOLUTIONS, INC.

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(Exact Name of Registrant as Specified in its Charter)

Nevada 0-21069 36-3574355

(State or other jurisdiction of (Commission (I.R.S. Employer incorporation or organization) File Number) Identification No.)

16400 Lark Ave., Suite 230 Los Gatos, CA 95032

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(Address of Principal Executive Offices) (Zip Code)

(408) 358-7100

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(Registrant's Telephone Number, including area code)

ITEM 9. Regulation FD Disclosure.

Semotus has closed an equity private placement of US$1,028,750.

Under the terms of the private placement, Semotus sold an aggregate of 1,959,524 shares at $0.525 per share and 489,881 share purchase warrants. Each warrant entitles the holder to purchase an additional share of common stock at a price of $0.8625 per share for a period of five years. In connection with the private placement, we paid a placement fee of $85,000, of which $51,216.25 was paid in cash and the balance was paid by the issuance of 64,350 shares of common stock and 40,476 share purchase warrants. After payment of expenses and placement fees, Semotus received net proceeds of $972,534.

As part of the private placement, Semotus has agreed to file a registration statement with the Securities and Exchange Commission to qualify the resale of the 2,023,874 shares of common stock and the 530,357 shares of common stock issuable upon the exercise of the share purchase warrants.

These funds will be used to finance the ongoing operations of the business and to ramp up its sales and marketing efforts.

The securities issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEMOTUS SOLUTIONS, INC.

Date: January 26, 2004
By: /s/ Anthony N. LaPine
Anthony N. LaPine,
President and Chief Executive Officer